Exhibit 10.50

Execution Copy

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of November 12, 2003, is by and among LECG, LLC, a California limited liability company (the “Borrower”), the banks which are signatories hereto (each individually, a “Bank,” and collectively, the “Banks”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as one of the Banks, and as administrative agent for the Banks (in such capacity, the “Agent”)

RECITALS

1.             The Agent, the Banks and the Borrower entered into an Amended and Restated Credit Agreement dated as of March 31, 2003 as amended by a First Amendment to Amended and Restated Credit Agreement dated as of August 18, 2003 (as amended, the “Credit Agreement”).

2.             LECG Holding Company, LLC (“Holding”), wishes to reorganize into a corporation to be named LECG Corporation, a Delaware corporation, for the purposes of conducting an initial public offering, as more particularly described in that certain Omnibus Plan of Reorganization dated as of November 7, 2003 by and among Holding, LECG Corporation, TCEP/LECG Funding Corporation, Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P., David J. Teece and David Kaplan.

3.             As more particularly described in such Plan of Reorganization, in connection with such Plan of Reorganization, (a) Holding will be merged with and into TCEP/LECG Funding Corporation (to be renamed LECG Funding Corporation in connection with such merger) (“Funding”), with Funding being the surviving corporation, (b) Funding will become a wholly-owned Subsidiary of  LECG Corporation, (c) LECG Corporation will commit to pay tax and retained earnings distributions to Holding’s prior common unitholders in the amounts of approximately $1,000,000 and $14,100,000, respectively and (d) LECG Corporation will commit to pay redemption payments to the former preferred unitholders of Holding in the amount of approximately $40,600,000.

4.             The Borrower has requested that the Banks agree to amend certain provisions of the Credit Agreement and the Banks have agreed to such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.         Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2.         Amendments.  The Credit Agreement is hereby amended as follows:

2.1          Definitions.  The definitions of “Change of Control,” ”Guaranty” “Parent,” “Security Agreements” and “Security Documents” contained in Section 1.1 of the Credit Agreement are deleted in their entireties and the following definitions are inserted in such Section 1.1 in the appropriate alphabetical order:

“Change of Control”:  The occurrence, after the Closing Date and without the prior written consent of the Majority Banks, of: (i) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) obtaining ownership or control in one or more series of transactions of 50% or more of the Equity Interests or 50% or more of the voting power of the Parent entitled to vote in the election of members of the Board of Directors of the Parent, or (ii) the Parent shall cease to own and control, either directly or indirectly through Funding, one hundred percent (100%) of the Equity Interests or one hundred percent (100%) of the voting power of the Borrower entitled to vote in the selection of the Board of Directors of the Borrower.

“Guaranties”:   The separate guaranties to be given by the Parent and, after the consummation of the Non-TCEP Exchange, LECG Funding, in favor of the Agent and the Banks and in the form prescribed by the Agent, as the same may be amended, restated or otherwise modified from time to time.

“Initial Public Offering”:  The initial public offering of common stock in the Parent to be conducted pursuant to the Registration Statement.

“LECG Funding”:  LECG Funding Corporation, a Delaware corporation, f/k/a TCEP/LECG Funding Corporation.

“Merger”:  shall have the meaning given to such term in the Plan of Reorganization.

“Non-TCEP Exchange”:  shall have the meaning given to such term in the Plan of Reorganization.

“Parent”:  Prior to the Non-TCEP Exchange, Holding; after the Non-TCEP Exchange, LECG Corporation, a Delaware corporation.

“Plan of Reorganization”:  collectively, (a) the Omnibus Plan of Reorganization dated as of November 7, 2003  by and among Holding, LECG Corporation, LECG Funding, Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P., David

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J. Teece and David Kaplan and (b) all other documents and instruments to which the Parent, the Borrower or any of their Subsidiaries is a party that are attached as exhibits or schedules to the Omnibus Plan of Reorganization specified in the forgoing clause (a).

“Registration Statement”: The Form S-1 Registration Statement Under the Securities Act of 1933 filed by the Parent with the Securities and Exchange Commission as Registration No. 333-108189, as amended.

“Second Amendment”:  The Second Amendment to Amended and Restated Credit Agreement, dated as of November 12, 2003.

“Security Agreements”:  The separate security agreements to be given by the Parent, the Borrower, and after the consummation of the Non-TCEP Exchange, by TCEP Funding, in favor of the Agent for the benefit of the Banks and in the form prescribed by the Agent, as the same may be amended, restated or otherwise modified from time to time.

“Security Documents”:  The Guaranties and the Security Agreements and any other document or instrument given by any Person to the Agent or the Banks to secure or guaranty all or any portion of the Obligations.

2.2          Certain Mandatory Prepayments.  Section 2.7(b)(i)  of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(i)            If at any time a Prepayment Event occurs, the Borrower shall, within 5 Business Days thereof,  pay to the Agent for the ratable benefit of the Banks the Net Cash Proceeds realized by such Prepayment Event, up to (a) in the case of any Prepayment Event other than the Initial Public Offering, the amount of the Obligations (including any Unpaid Drawings and the aggregate face amount of all outstanding Letters of Credit) or (b) in the case of any Prepayment Event constituting the Initial Public Offering, up to the amount of the outstanding principal and interest upon the Term Loan and that portion of the outstanding principal balance of the Revolving Loans exceeding $1,000,000.  This Section 2.7(b)(i) shall not be deemed to authorize any sale, transfer or other transaction that would otherwise be prohibited by Article 6.

2.3          Financial Statements and Reports.  Sections 5.1(a) and (c) of the Credit Agreement are amended by deleting the phase “members’” as it appears therein and by substituting the phrase “shareholders’”.

2.4          TCEP Reorganization.  A new Section 5.17 is added to the Credit Agreement to read in its entirety as follows:

Section 5.17 TCEP Exchange.   Upon the consummation of the Non-TCEP Exchange, the Borrower shall deliver to the Agent written notice thereof.

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On the first Business Day after the tenth (10th) day following the consummation of the Non-TCEP Exchange, the Borrower shall furnish to the Agent (a) a copy of the company resolutions of LECG Funding authorizing the execution, delivery and performance of LECG Funding’s Security Agreement and Guaranty certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying as to true and correct copies of the organizational documents of LECG Funding, (ii) certifying as to true and accurate copies of the resolutions of the governing body of LECG Funding authorizing the execution and delivery of the LECG Funding’s Guaranty and Security Agreement and each other document or instrument to be executed by LECG Funding in connection with the Second Amendment and (iii) identifying each officer of LECG Funding authorized to execute the LECG Funding’s Security Agreement and Guaranty and any other instrument or agreement executed by the LECG Funding in connection with the Second Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds, (b) a Security Agreement, in the form reasonably prescribed by the Agent, duly executed by LECG Funding, together with the original stock and member interest certificates and notes specifically pledged to the Agent by such Security Agreement together with stock or member interest powers and note endorsements in the form prescribed by the Agent, (c) a Guaranty, in the form reasonably prescribed by the Agent, duly executed by LECG Funding, (d) good standing certificates for LECG Funding in the jurisdiction of its organization and for the Borrower, the Parent and LECG Funding in the jurisdiction where each entity’s chief executive office is located, each issued a date acceptable to the Agent, (e) the stock certificate of LECG Funding issued in the name of the Parent, together with a stock power endorsed in blank, in the form prescribed by the Agent, and (f) an opinion of counsel to the Borrower, the Parent and LECG Funding covering matters prescribed by the Agent relating to the Second Amendment and otherwise in form and substance reasonably acceptable to the Agent, duly executed by said counsel.  Further, promptly upon consummation of the Merger, (a) the Borrower shall furnish written notice thereof to the Agent, and (b) LECG Funding shall furnish to the Agent the member interest certificate of the Borrower issued in the name of LECG Funding, together with a member interest power endorsed in blank, in the form prescribed by the Agent.

2.5          Merger.  Section 6.1 of the Credit Agreement is amended to read as follows:

Section 6.1 Merger.  Neither the Parent nor the Borrower nor any of their Subsidiaries will merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, however, that, upon written notice to the Banks and so long as no Event of Default is continuing (a) any Domestic

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Subsidiary of the Borrower may be merged with or liquidated into the Borrower or any wholly-owned Domestic Subsidiary of the Borrower (if the Borrower or such wholly-owned Domestic Subsidiary is the surviving corporation), (b) in connection with the Merger, LECG Holding Company, LLC may be merged with and into LECG Funding as long as LECG Funding is the surviving corporation,  (c) following completion of the Merger, LECG Funding may be merged with and into the Parent so long as the Parent is the surviving corporation and so long as the Parent has executed and delivered to the Agent amendments to its Security Agreement in the form reasonably prescribed by the Agent to pledge to the Agent for the benefit of the Banks all its Equity Interests in the Borrower after giving effect to such merger, and (d) any wholly-owned Subsidiary of the Borrower may merge into the Person such wholly-owned Subsidiary was formed to acquire in connection with a Permitted Acquisition.

2.6          Restricted Payments.  Section 6.7 of the Credit Agreement is amended be deleting subsections (c) and (e) thereof and by substituting in lieu thereof the following as appropriate:

(c)           Restricted Payments by the Parent made with the Net Cash Proceeds of the Initial Public Offering (and after the payment to the Agent of the amounts specified in Section 2.7(b)(i)) to pay its commitments to pay the tax distributions, retained earnings payouts and redemptions of preferred stock to the former holders of the Equity Interests in LECG Holding Company, LLC, in each case  in amounts and at times in substantial compliance with the Plan of Reorganization;

                (e)           cash distributions to the Parent by the Borrower or any other Subsidiary of the Borrower.

2.7          Accounting Changes; Organizational Documents; Acquisition Documents.  Section 6.9 of the Credit Agreement amended by deleting the first parenthetical clause as it appears therein.

2.8          Initial Public Offering.  Section 6.10 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

Section 6.10           Initial Public Offering and Plan of Reorganization.  Neither the Parent nor the Borrower nor any of their Subsidiaries will (a) amend, modify or change the Registration Statement or the Plan of Reorganization in any manner that is materially adverse to the interests of the Banks, (b) if the Borrower determines to consummate the Initial Public Offering, fail to consummate the Initial Public Offering by December 31, 2003, (c) if the Borrower determines to consummate the Initial Public Offering, consummate the Initial Public Offering for Net Cash Proceeds in an amount less than the sum of the outstanding principal

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and interest of the Term Loan, that portion of the outstanding principal balance of the Revolving Loans exceeding $1,000,000 and the Restricted Payments described in Section 6.7(c), (d) fail to distribute the Net Cash Proceeds of the Initial Public Offering in accordance with the statement of sources and uses of funds set forth in Schedule 6.10 hereto, (d) materially default under the Plan of Reorganization, or (e) fail to consummate the transactions specified in the Plan of Reorganization substantially in accordance therewith.

2.9          Indebtedness.  Section 6.13 of the Credit Agreement is amended by deleting subsection (l) thereof and by substituting in lieu thereof the following:

(l)            Commitments of the Parent to make tax distributions, retained earnings payouts and redemptions of preferred stock to the former holders of the Equity Interests in LECG Holding Company, LLC in amounts and at times in substantial compliance with the Plan of Reorganization.

2.10        Repudiation of Guaranty.  Section 7.1(l) of the Credit Agreement is amended to read in its entirety as follows:

(l)   The Parent or LECG Funding shall repudiate or purport to revoke its Guaranty or its Security Agreement, or any Guaranty or any Security Agreement of any Guarantor for any reason  (other than by reason of any merger of LECG Funding into Parent in the manner permitted by Section 6.1) of shall cease to be in full force and effect as to the Parent or LECG Funding  or shall be judicially declared null and void as to the Parent or LECG Funding.

Further, Section 7.1(o) of the Credit Agreement is amended by deleting the semi-colon at the end thereof and by substituting in lieu thereof a period.

2.11        Confidentiality of Information.  Section 9.7 of the Credit Agreement is amended  by deleting the phrase “Guaranty” as it appears therein and inserting in lieu thereof the phrase “Guaranties.”

2.12        Schedule of Subsidiaries.    Schedule 4.19 of the Credit Agreement is hereby amended to read as set forth in Exhibit A hereto, which Exhibit A is hereby made a part of the Credit Agreement as Schedule 4.19 thereto.

2.13        Schedule of Sources and Uses of Funds.    A new Schedule 6.10 of the Credit Agreement is added and shall read as set forth in Exhibit B hereto, which Exhibit B is hereby made a part of the Credit Agreement as Schedule 6.10 thereto.

Section 3.         Effectiveness of Amendments.  The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

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3.1          This Amendment, duly executed by the Borrower.

3.2          A Security Agreement, in the form of Exhibit C hereto, duly executed by the Parent.

3.3          A Guaranty, in the form of Exhibit D hereto, duly executed by the Parent.

3.4          A copy of the company resolutions of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the organizational of the Borrower since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of the Borrower dated March 31, 2003, or, if any of such documents have been amended, certifying that true and accurate copies of such documents have been attached thereto, (ii) certifying as to true and accurate copies of the resolutions of the governing body of the Borrower authorizing the execution and delivery of this Amendment and each other document or instrument in connection with this Amendment (collectively, the “Amendment Documents”) to be executed by the Borrower (iii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”), and, if specimens of such officers’ signatures were not previously provided to the Agent, certifying as to specimens of such officers’ signatures and such officers’ incumbency in such offices as such officers hold.

3.5          A copy of the corporate resolutions of the Parent authorizing the execution, delivery and performance of the Parent’s Security Agreement and Guaranty certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying as to true and correct copies of the organizational documents of the Parent, (ii) certifying as to true and accurate copies of the resolutions of the governing body of the Parent authorizing the execution and delivery of the Parent’s Guaranty and Security Agreement and each other document or instrument to be executed by the Parent in connection with this Amendment and (iii) identifying each officer of the Parent authorized to execute the Parent’s Security Agreement and Guaranty and any other instrument or agreement executed by the Parent in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

3.6          Good standing certificates for the Borrower and Parent in the jurisdiction of its organization, issued at a date acceptable to the Agent.

3.7          UCC searches for the Parent and LECG Funding from the State of Delaware, issued as of a date acceptable to the Agent.

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3.8          On the first Business Day following the tenth (10th) day after the Non-TCEP Exchange, ACORD 27 certificates of insurance with respect to each of the businesses and real properties of the Parent and LECG Funding in such amounts and with such carriers as shall be reasonably acceptable to the Agent.

3.9          The Agent shall have received a certificate of the Secretary of the Parent certifying that a true and accurate copy of the Plan of Reorganization has been attached thereto and such document has not been amended or otherwise modified and remains in full force and effect.

3.10        The Borrower shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement, the Security Documents and the Amendment Documents.

Section 4.         Return of Certificates.  Promptly after receiving notice of the consummation of the Merger, the Agent shall deliver to Funding the member interest certificate of the Borrower issued in the name of Holding and previously pledged by Holding to the Agent, together with the corresponding member interest power.

Section 5.         [Reserved]

Section 6.         Representations, Warranties, Authority, No Adverse Claim.

6.1          Reassertion of Representations and Warranties, No Default.  The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement as amended by this Amendment, (b) the facts stated in the Recitals 2 and 3 hereof are true and correct, and (c) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.

6.2          Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper company action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s articles of organization, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Agent and

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the Banks.  The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has made, obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Agent and the Banks.

6.3          No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Agent or the Banks with respect to the Obligations.

Section 7.         Affirmation of Credit Agreement, Further References, Affirmation of Security Interest.  The Agent, each Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.   The Borrower confirms to the Agent and the Banks that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Agent and the Banks under the Security Agreements, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 8.         Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 9.         Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such

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provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 10.       Successors.  The Amendment Documents shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks.

Section 11.       Legal Expenses.  As provided in Section 9.2 of the Credit Agreement, the Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney’ fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 12.       Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 13.       Counterparts.  The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 14.       Governing Law.  THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[Remainder of page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:	LECG, LLC

	By:	/s/ J. GEOFFREY COLTON
J. Geoffrey Colton
	Title:	Director of Finance

U.S. BANK NATIONAL ASSOCIATION,
In its individual corporate capacity and as Agent

	By:	/s/ ROBERT A. ROSATI

	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ PATRICK J. O'TOOLE

	Title:	Vice President

S-1

EXHIBIT A TO SECOND AMENDMENT

TO CREDIT AGREEMENT

Schedule 4.19

Corporate Structure of Parent Borrower and Subsidiaries

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EXHIBIT B TO SECOND AMENDMENT

TO CREDIT AGREEMENT

Schedule 6.10

Sources and Uses of Funds for IPO Proceeds

Estimated Receipts and Disbursements In Connection With LECG's IPO

Net Proceeds:
Estimated proceeds from IPO	(1)	$100,005,000
Underwriters’ discount		(7,000,350)
less costs of offering	(1a)	(1,200,000)
Net amount available		91,804,650

Disbursements:
Preferred redemption:
Thoma Cressey		19,776,984
Others		20,935,636
Total preferred redemption	(2)	40,712,619

Repayment of debt	(2a)	23,558,500

Previously taxed but undistributed (PTBU):
Initial estimated payment	(3)
Thoma Cressey		4,290,416
Others		6,833,307
Total initial payment		11,123,723
Remaining estimate	(4)	2,976,277
Total estimated PTBU		14,100,000

Remaining estimated tax distribution	(5)	1,000,000

Estimated total disbursements		79,371,119
Estimated net proceeds after disbursements		$12,433,531

(1)  Assumes no change to offering or sale of sale of overallotment.

(1a)  Estimate per the S-1. Final amounts will likely be higher than estimated.

(2) To be paid within 5 business days following the availability of funds.  Based on accrued dividends through and including November 13, 2003.

(2a)  To be paid within 5 business days following the availability of funds.  Based on the outstanding balances in the revolver and term loan as of November 12, 2003.  Includes an estimate for accrued interest through repayment date.

(3)  To be paid within 5 business days following the availability of funds.  Based on taxable income less cash distributions through 12/31/02.  Represents approximately 80% of the estimated previously taxed but undistributed.

(4)  To be paid upon determination of the final taxable income per the return due March 15, 2004.

(5) Estimate of the tax distribution associated with final taxable income.  The amount will be determined upon the finalization of taxable income.

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EXHIBIT C TO SECOND AMENDMENT

TO CREDIT AGREEMENT

Form of Security Agreement

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Execution Copy

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of November 12, 2003, is made and given by LECG CORPORATION, a corporation organized under the laws of the State of Delaware (the “Grantor”), to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the banks (the “Banks”) from time to time party to the Credit Agreement defined below (the “Secured Party”).

RECITALS

A.            LECG, LLC (the “Borrower”), the Secured Party, the Banks and LaSalle Bank National Association, as documentation agent for the Banks have entered into an Amended and Restated Credit Agreement dated as of March 31, 2003 (as the same has been and may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Banks have agreed to extend to the Borrower certain credit accommodations consisting of certain revolving loans and term loans.

B.            The Grantor has made and given to the Secured Party and the Banks its Guaranty dated concurrently herewith (as amended, restated or otherwise modified from time to time, the “Guaranty”) whereunder, among other things, the Guarantor has absolutely and unconditionally guarantied all of the Borrower’s obligations under the Credit Agreement.

C.            It is a condition precedent to the obligation of the Banks to continue credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Grantor.

D.            The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Security Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to enter into the Credit Agreement and to extend credit accommodations to the Borrower thereunder, the Grantor hereby agrees with the Secured Party for itself and for the Banks’ benefit as follows:

Section 1.               Defined Terms.

1(a)         As used in this Agreement, the following terms shall have the meanings indicated:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  The term includes health-care insurance receivables.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Borrower” shall have the meaning given to such term in Recital A hereof.

“Chattel Paper” shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

“Control” shall have the meaning given to such term in Section 8-106 of the Uniform Commercial Code in effect in the State of Minnesota as of the date of this Agreement.

“Deposit Account” shall mean any demand, time, savings and passbook, or similar accounts maintained with any bank.

“Document” shall mean a document of title or a warehouse receipt.

“Equipment”  shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

“Equity Interests” shall mean all shares, interests, participation or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership or a limited partnership, whether or not voting, including but not limited to common stock, member interests, warrants, partnership interests, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Event of Default” shall have the meaning given to such term in Section 21 hereof.

“Financing Statement” shall have the meaning given to such term in Section 4 hereof.

“Foreign Subsidiary” shall mean any corporation that is a foreign  corporation, as defined in Section 7701(a)(5) of the Internal Revenue Code of 1986, more than 50 percent of (i) the total combined voting power of all classes of stock of such corporation entitled to vote, or (ii) the total value of the stock of such corporation, is directly or indirectly owned by the Borrower.

“Fixtures” shall mean goods that have become  so related to particular real property that an interest in them arises under real property law.

“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, limited liability company interests, partnership interests, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Guaranty” shall have the meaning given to such term in Recital B hereof.

“Initial Pledged Collateral” shall mean the Pledged Equity Interests and the Pledged Debt.

“Instrument” shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Inventory” shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Grantor to the Banks or the Secured Party of every kind, nature or description under the Guaranty, (b) all liabilities of the Grantor under this Agreement, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Collateral”  shall mean collectively (a) the Initial Pledged Collateral and the certificates and instruments representing the Initial Pledged Collateral, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Collateral, (b) all additional shares of stock, member interests, partnership interests and debt of any issuer of or obligor upon the Initial Pledged Collateral from time to time acquired by the Grantor in any manner, and the certificates and instruments representing such additional shares, member interest, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, member interests, partnership interests and debt, and (c) any and all collateral security now or hereafter securing all or any items of the Pledged Debt or securing all or any items of any additional debt described in clause (c) above (including after-acquired security), and agreements granting such security (the “Related Collateral”), and all rights, remedies, powers and privileges of the Grantor under all of the foregoing.

“Pledged Debt” shall mean the indebtedness described in Schedule I hereto and issued by the obligors named therein.

“Pledged Equity Interests” shall mean the Equity Interests, if any, described in Schedule I hereto issued by the corporations, limited liability companies and partnerships named therein, including (a) the Grantor’s capital account, if any, relating to the issuers of such Equity Interests, (b) the entire economic and voting interest of the Grantor as a shareholder, member of partner, as applicable in the issuers of such Equity Interest and (c) the Grantor’s interest in the organizational documents of the issuers of such Equity Interests.

“Related Collateral” shall have the meaning given to such term in the definition of “Pledged Collateral” herein.

“Securities Account” shall have the meaning given to such term in Section 8-501 the Uniform Commercial Code in effect in the State of Minnesota as of the date of this Agreement.

“Security Interest” shall have the meaning given such term in Section 2 hereof.

1(b)         All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

1(c)         Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections are references to Sections in this Security Agreement unless otherwise provided.

Section 2.               Grant of Security Interest.  As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party for itself and for the benefit of the Banks a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

2(a)         All Accounts.

2(b)         All Chattel Paper.

2(c)         All Deposit Accounts

2(d)         All Documents.

2(e)         All Equipment.

2(f)          All Fixtures.

2(g)         All General Intangibles.

2(h)         All Instruments.

2(i)          All Inventory.

2(j)          All Investment Property.

2(k)         All Letter of Credit Rights.

2(l)          All Pledged Collateral.

2(k)         To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder, manager, member or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

Notwithstanding anything herein to the contrary, in no event shall the Security Interest attach to, or the terms “Collateral” or “Pledged Collateral” be deemed to include, any of the outstanding Equity Interests in a Foreign Subsidiary (a) in excess of 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary or (b) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such Foreign Subsidiary’s organization.

Section 3.               Grantor Remains Liable.  Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the Accounts and any items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.               Title to Collateral.  The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and except Liens permitted by the Credit Agreement.  The Grantor will not license any Collateral.  The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Party and Persons holding Liens permitted by the Credit Agreement) claiming the Collateral or any interest therein.  As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) to perfect Liens permitted by the Credit Agreement.

Section 5.               Disposition of Collateral.  The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except sales of items of

Inventory in the ordinary course of business and except as otherwise permitted by the Credit Agreement.

Section 6.               Delivery of Pledged Collateral.  All certificates and instruments representing or evidencing the Pledged Collateral shall be delivered to the Secured Party contemporaneously with the execution of this Agreement, but only to the extent that such certificates and instruments exist.  All certificates and instruments representing or evidencing Pledged Collateral received by the Grantor after the execution of this Agreement shall be delivered to the Secured Party promptly upon the Grantor’s receipt thereof.  All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  The Secured Party shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Pledged Equity Interests to be transferred of record into the name of the Secured Party or its nominee (but subject to the rights of the Grantor under Section 8) and to exchange certificates representing or evidencing Pledged Equity Interests for certificates of smaller or larger denominations.

Section 7.               Certain Warranties and Covenants.  The Grantor makes the following warranties and covenants:

(a)           The Pledged Equity Interests have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable.  The Pledged Debt has been duly authorized, issued and delivered and is the legal, valid and binding obligation of the obligors thereof, and is not in default.  The certificates and instruments, as applicable, representing the Pledged Collateral are genuine.  Except as may be provided by the law of the jurisdiction in which a Foreign Subsidiary is organized, the Pledged Collateral is not subject to any offset or similar right or claim of the issuers thereof.

(b)           The Pledged Equity Interests constitute the percentage of the issued and outstanding ownership interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

(c)           The Pledged Debt constitutes all of the outstanding indebtedness for money borrowed or for the deferred purchase price of property (other than accounts payable on ordinary trade terms) of the respective obligors thereof owed to the Grantor and is outstanding in the principal amount indicated on Schedule I.

(d)           The Grantor shall not forgive, cancel, subordinate, compromise, modify, amend or extend the time for payment of, or waive any default under, any of the Pledged Debt, or modify or amend, or waive any default under any agreement with respect to the Related Collateral, or consent to or acquiesce in any of the foregoing, without in each case the prior written consent of the Secured Party.

(e)           None of the Pledged Collateral (i) shall be deposited in, credited to or otherwise subject to any Securities Account, except a Securities Account subject to the

Control of the Secured Party, or (ii) shall be subject to the Control or any Person other than the Bank.

(f)            The Grantor will (i) cause each issuer of the Pledged Equity Interests that it controls not to issue any Equity Interests in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests of each issuer of the Pledged Equity Interests that are issued to the Grantor.

Section 8.               Voting Rights; Dividends; Distributions, Etc.

(a)           Subject to paragraph (d) of this Section 8, the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Grantor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Pledged Collateral or any material part thereof.

(b)           Subject to paragraph (e) of this Section 8, the Grantor shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all principal, interest, dividends and other distributions paid in respect of the Pledged Collateral; provided, however, that any and all

i.                                          principal, interest, dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

ii.                                       dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

iii.                                    cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral (other than the Pledged Debt), shall be, and shall be forthwith delivered to the Secured Party to hold as, Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement or assignment).  The Grantor shall, upon request by the Secured Party, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this Section 8(b).

(c)           The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 8(a) hereof and to receive the principal, interest, dividends and other distributions it is authorized to receive and retain pursuant to Section 8(b) hereof.

(d)           Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right in its sole discretion, and the Grantor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(a) hereof, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Pledged Collateral unless and until the Secured Party has given written notice to the Grantor that any further exercise of such voting rights by the Grantor is prohibited and that the Secured Party and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Pledged Collateral in the Secured Party’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.

(e)           Upon the occurrence and during the continuance of any Event of Default:

i.                                          all rights of the Grantor to receive the principal, interest, dividends and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(b) hereof shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold such property as Pledged Collateral, and

ii.                                       all payments of principal, interest, dividends and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 8(e) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

Section 9.               Names, Offices, Locations, Jurisdiction of Organization.  The Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof.  The jurisdiction of organization of the Grantor is the state of indicated in the Preamble hereof and the organizational number of the Grantor is indicated on the signature page hereof.  The Grantor will from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials.  The chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof.  The Grantor will not relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfection in such Collateral.  The Grantor will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 10.             Rights to Payment.  Except as the Grantor may otherwise advise the Secured Party in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay or perform such obligation.  Without the Secured Party’s prior written consent, the Grantor will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business.   The Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

Section 11.             Further Assurances; Attorney-in-Fact.

(a)           The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).  Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Secured Party:  (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Party may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party (iv) and deliver and pledge to the Secured Party, all

Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance satisfactory to the Secured Party; (v) obtain waivers, in form satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.

(b)           The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law.  The Grantor irrevocably waives any right to notice of any such filing.  A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

(c)           The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

(d)           In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

Section 12.             Taxes and Claims.  The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

Section 13.             Books and Records.  The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.

Section 14.             Inspection, Reports, Verifications.  The Grantor will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located. The Grantor will from time to time when requested by the Secured Party furnish to the

Secured Party a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof.  Upon the occurrence and during the continuation of an Event of Default, the Secured Party or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Section 15.             Notice of Loss.  The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 16.             Insurance.  The Grantor will keep the Inventory and Equipment insured against “all risks” for the full replacement cost thereof subject to a deductible, and with an insurance company or companies, satisfactory to the Secured Party, the policies to protect the Secured Party as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Party at its request.  Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Party.

Section 17.             Lawful Use; Fair Labor Standards Act. The Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.  All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor or with respect to which the Grantor performed any manufacturing  or assembly process was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

Section 18.             Action by the Secured Party.  If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 19.             Insurance Claims.  As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Secured Party for itself and the Banks’ benefit any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto.  At any time, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party’s name or in Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

Section 20.             The Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its and the Banks’ interest in the Collateral and shall not impose any duty upon it or any Bank to exercise any such powers.  The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind.  Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, neither Secured Party nor any Bank shall have any duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Bank or the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.  The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 21.             Default.  Each of the following occurrences shall constitute an Event of Default under this Agreement:  (a) the Grantor shall fail to observe or perform any covenant or agreement applicable to the Grantor set forth in Sections 4, 5, 9, 10, 12, 16 or 17 of this Agreement; (b) the Grantor shall fail to observe or perform any other covenant or agreement of the Grantor contained herein which continues for 20 days after the date the Secured Party gives notices of such failure to the Grantor; (c) any representation or warranty made by the Grantor in this Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, or reports or certificates heretofore or at any time hereafter submitted by or on behalf of the Grantor to the Secured Party shall prove to have been false or materially misleading when made; or (d) any Event of Default shall occur under the Credit Agreement.

Section 22.             Remedies on Default.  Upon the occurrence of an Event of Default and at any time thereafter:

(a)           The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

(b)           The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor.  The Secured Party may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.  The Secured Party may give any entitlement orders deemed appropriate by it with respect to the Investment Property and Pledged Collateral.

(c)           Any disposal of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit, or for future delivery and upon such other terms as the Secured Party may reasonably believe are commercially reasonable.  The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

(d)           The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.

(e)           If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 28 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property.  The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

Section 23.             Remedies as to Certain Rights to Payment.  Upon the occurrence of an Event of Default and at any time thereafter the Secured Party may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be.  The Grantor shall join in giving such notice, if the Secured Party so requests.  The Secured Party may, in the Secured Party’s name or in the Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person.  If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred, such payments shall be held in trust by the Grantor as the property of the Secured Party and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Secured Party for application on the Obligations.

Section 24.             Application of Proceeds.  All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 25 hereof).

Section 25.             Costs and Expenses; Indemnity.  The Grantor will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest.  The Grantor shall indemnify and hold each Bank and the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s or such Bank’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Any liability of the Grantor to indemnify and hold each Bank and the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest.  The obligations of the Grantor under this Section shall survive any termination of this Agreement.

Section 26.             Waiver of Certain Claims.  The Grantor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Pledged Collateral and Investment Property permitted hereunder.  The Grantor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any portion of the Pledged Collateral and Investment Property and may also limit the extent to which or the manner in which any subsequent transferee of the Pledged Collateral and Investment Property or any portion thereof may dispose of the same.  There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Pledged Collateral and Investment Property under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect.  The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral and Investment Property for their own account for investment only and not to engage in a distribution or resale thereof.  The Grantor agrees that the Secured Party shall not incur any liability, and any liability of the Grantor for any deficiency shall not be impaired, as a result of the sale of the Pledged Collateral and Investment Property or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the Uniform Commercial Code).  The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Collateral and Investment Property may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Pledged Collateral and Investment Property to more than one possible purchaser.  The Grantor further agrees that the Secured Party has no obligation to delay sale of any Pledged Collateral and Investment Property for the period of time necessary to permit the issuer of such Pledged Collateral and Investment Property to qualify or register such Pledged Collateral and Investment Property for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so.  Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Pledged Collateral and Investment Property for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged Collateral and Investment Property for its own account, or if the Secured Party placed all or any portion of the Pledged Collateral and Investment Property privately with a purchaser or purchasers.

Section 27.             Waivers; Remedies; Marshalling.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 28.             Notices.  Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 29.             Grantor Acknowledgments.  The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) no Bank nor the Secured Party has any fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and any Bank or the Secured Party.

Section 30.             Continuing Security Interest; Assignments under Credit Agreement.  This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Banks to extend credit accommodations to the Borrower, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns.  Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Security Agreement to such Persons.

Section 31.             Termination of Security Interest.  Upon payment in full of the Obligations and the expiration of any obligation of the Banks to extend credit accommodations to the Borrower, the Security Interest granted hereby shall terminate.  Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.  Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, any Bank or the Secured Party.  As used in this Section, “Grantor” includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 32.             Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA.  Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 33.            Consent to Jurisdiction.  AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 34.            Waiver of Notice and Hearing.  THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.  THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 35.            Waiver of Jury Trial.  EACH OF THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 36.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 37.             General.  All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  The Grantor waives notice of the acceptance of this Agreement by the Secured Party.  Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[The remainder of this page was intentionally left blank.]

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LECG CORPORATION

By

Title

Organizational No._________________

Address for Grantor:

2000 Powell Street, Suite 600
Emeryville, CA 94608

Attention: John C. Burke

With a copy of Notices to:

LECG

33 West Monroe Street, Suite 1850

Chicago, IL 60603

Attn.: Marvin A. Tenenbaum, General Counsel

Address for the Secured Party:

800 Nicollet Mall - - BC-MN-H03Q
Minneapolis, Minnesota 55402

Attention: Robert Rosati

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SCHEDULE I

PLEDGED STOCK

Issuer:  LECG Funding Corporation

Percentage Ownership:  100%

Certificate No.:

Type of Interests:  Common stock

PLEDGED MEMBER INTERESTS

None

PLEDGED PARTNERSHIP INTERESTS

None

PLEDGED DEBT

None

S-1

EXHIBIT D TO SECOND AMENDMENT

TO CREDIT AGREEMENT

Form of Guaranty

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Execution Copy

GUARANTY

THIS GUARANTY (“Guaranty”), dated as of November 12, 2003, is made and given by LECG CORPORATION, a corporation organized under the laws of the State of Delaware (the “Guarantor”), in favor of the lenders (the “Banks”) from time to time party to the Credit Agreement defined below and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in such capacity, the “Agent”).

RECITALS

A.            LECG, LLC (the “Borrower”), the Agent, the Banks and LaSalle Bank National Association, as documentation agent for the Banks, have entered into an Amended and Restated Credit Agreement dated March 31, 2003 (as the same has been and may hereafter be amended, restated, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Agent and the Banks have extended certain credit accommodations to the Borrower.

B.            It is a condition precedent to the obligation of the Agent and the Banks to continue credit accommodations pursuant to the terms of the Credit Agreement that this Guaranty be executed and delivered by the Guarantor.

C.            The Guarantor expects to derive benefits from the continuation of credit accommodations to the Borrower by the Agent and the Banks and finds it advantageous, desirable and in its their best interests to execute and deliver this Guaranty to the Agent.

NOW, THEREFORE, in consideration of the credit accommodations to be extended to the Borrower and for other good and valuable consideration, the Guarantor hereby covenants and agrees with the Agent as follows:

Section 1.          Defined Terms.  As used in this Guaranty, the following terms shall have the meaning indicated:

“Agent” shall have the meaning indicated in the opening paragraph hereof.

“Banks” shall have the meaning indicated in the Credit Agreement.

“Borrower” shall have the meaning indicated in Recital A.

“Credit Agreement” shall have the meaning indicated in Recital A.

“Guarantor” shall have the meaning indicated in the opening paragraph hereof.

“Loan Documents” shall have the meaning indicated in the Credit Agreement.

“Obligations” shall mean all indebtedness, liabilities and obligations of the Borrower to the Agent or the Banks of every kind, nature or description under the Credit Agreement, including the Borrower’s obligation on any promissory note or notes under the

Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, in all cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

Section 2.          The Guaranty.  Subject always to the following Section, the Guarantor hereby absolutely and unconditionally guarantees to the Agent and the Banks the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.

Section 3.          Limitation; Insolvency Laws.  As used in this Section: (a) the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Guaranty or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance securing this Guaranty, in whole or in part.  Notwithstanding any other provision of this Guaranty, if, in any proceeding, a court of competent jurisdiction determines that this Guaranty or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Guaranty and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Specified Lien to be subject to avoidance, recovery or unenforceability.  To the extent that any payment to, or realization by, the Agent and the Banks on the guaranteed Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Guaranty as limited shall in all events remain in full force and effect and be fully enforceable against the Guarantor.  This Section is intended solely to reserve the rights of the Agent and the Banks hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantor, the Borrower, any other guarantor of the Obligations nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

Section 4.          Continuing Guaranty.  This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations.  No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor and none of the foregoing acts shall release the Guarantor

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from liability hereunder.  The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Borrower pertaining to the Obligations except for the defense of discharge by payment.  The Guarantor shall not be exonerated with respect to the Guarantor’s liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable.  The Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Borrower or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.  The acceptance of this Guaranty by the Agent is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Borrower to the Agent and the Banks.

Section 5.          Other Transactions.  The Agent and the Banks are expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with any of them by the Borrower or by any other Person, or to forward or deliver any or all such collateral and security directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor; and (b) to amend, modify, extend or supplement the Credit Agreement, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Borrower or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder.  No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty.  The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Agent or the Banks to realize upon any of the Obligations of the Borrower to the Agent or the Banks, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Agent or any Bank of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Agent or any Bank of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind.  No act or omission of the Agent or any Bank, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, shall affect or impair the obligations of the Guarantor hereunder.  The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Agent shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

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Section 6.          Actions Not Required.  The Guarantor hereby waives any and all right to cause a marshalling of the assets of the Borrower or any other action by any court or other governmental body with respect thereto or to cause the Agent or any Bank to proceed against any security for the Obligations or any other recourse which the Agent or any Bank may have with respect thereto and further waives any and all requirements that the Agent or any Bank institute any action or proceeding at law or in equity, or obtain any judgment, against the Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty.  The Guarantor further acknowledges that time is of the essence with respect to the Guarantor’s obligations under this Guaranty.  Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

Section 7.          Subrogation.  The Guarantor shall not exercise any right of subrogation until such time as all Obligations shall have been indefeasably paid in full in cash and all commitments to extend credit terminated.  In the case of the liquidation, winding-up or bankruptcy of the Borrower (whether voluntary or involuntary) or in the event that the Borrower shall make an arrangement or composition with its creditors, the Agent and the Banks shall have the right to rank first for their full claim and to receive all distributions or other payments with respect thereto until their claims have been paid in full, and the Guarantor shall continue to be liable to the Agent and the Banks for any balance of the Obligations which may be owing to the Agent and/or the Banks by the Borrower.  The Guarantor, to the extent permitted by law, irrevocably releases and waives any subrogation rights or right of contribution or indemnity (whether arising by operation of law, contract or otherwise) it may have against the Borrower if and to the extent any such right or rights would give rise to a claim under the U.S. Bankruptcy Code that payments or transfers to the Agent or the Banks with respect to the Obligations constitute a preference in favor of the Guarantor or a claim under the Bankruptcy Code that any such preference is recoverable from the Agent or the Banks.

Section 8.          Application of Payments.  Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, will be applied by the Agent in accordance with the terms of the Credit Agreement.

Section 9.          Recovery of Payment.  If any payment received by the Agent or any Bank and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.  References in this Guaranty to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

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Section 10.        Borrower’s Financial Condition.  The Guarantor is familiar with the financial condition of the Borrower, and the Guarantor has executed and delivered this Guaranty based on the Guarantor’s own judgment and not in reliance upon any statement or representation of the Agent or any Bank.  Neither the Agent nor any Bank shall have any obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of the Agent’s or any Bank’s actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrower.

Section 11.        Remedies.  All remedies afforded to the Agent by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Agent, shall be deemed to be in exclusion of any of the other remedies available to the Agent and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which the Agent may have hereunder and with respect to the Obligations.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Agent.

Section 12.        Bankruptcy of the Borrower.  The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

Section 13.        Costs and Expenses.  The Guarantor will pay or reimburse the Agent on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Agent arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

Section 14.        Waivers and Amendments.  This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Agent.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Section 15.        Notices.  Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

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Section 16.        Guarantor Acknowledgements.  The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) the Agent and the Banks have no fiduciary relationship to the Guarantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor and the Agent or the Banks.

Section 17.        Representations and Warranties.  The Guarantor hereby represents and warrants to the Agent for the benefit of the Agent and the Banks that it is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.  The Guarantor further represents and warrants to the Agent that:

17(a)       It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and the other Loan Documents to which it is a party and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

17(b)       This Guaranty and the other Loan Documents to which it is a party constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

17(c)       The execution, delivery and performance of this Guaranty and the other Loan Documents to which it is a party will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder.  It is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

17(d)       No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty or the other Loan Documents to which it is a party.

17(e)       There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or

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arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to it, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder or under the other Loan Documents to which it is a party.

17(f)        It expects to derive benefits from the transactions resulting in the continuation of the Obligations.  The Agent may rely conclusively on the continuing warranty, hereby made, that it continues to be benefitted by the Agent’s and the Banks’ extension of credit accommodations to the Borrower and neither the Agent nor any Bank shall have any duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Agent without regard to the receipt, nature or value of any such benefits.

Section 18.        Continuing Guaranty; Assignments under Credit Agreement.  This  Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Agent and the Banks to extend credit accommodations to the Borrower, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Agent and the Banks and their successors, transferees, and assigns.  Without limiting the generality of the foregoing clause (c), the Agent or any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

Section 19.        Reaffirmation.  The Guarantor agrees that when so requested by the Agent from time to time it will promptly execute and deliver to the Agent a written reaffirmation of this Guaranty in such form as the Agent may require.

Section 20.        Revocation.  Notwithstanding any other provision hereof, the Guarantor may revoke this Guaranty prospectively as to future transactions by written notice to that effect actually received by the Agent.  No such revocation shall release, impair or affect in any manner any liability hereunder with respect to Obligations created, contracted, assumed or incurred prior to receipt by the Agent of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Agent prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or any interest accrued or accruing on such Obligations, or all other costs, expenses and attorneys’ fees arising from such Obligations.

Section 21.        Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.  Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating

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hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 22.        Consent to Jurisdiction.  AT THE OPTION OF THE AGENT, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 23.        Waiver of Jury Trial.  EACH OF THE GUARANTOR AND THE AGENT, BY ITS ACCEPTANCE OF THIS GUARANTY, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24.        Counterparts.  This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 25.        General.  All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor and the Agent shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations.  Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.  All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Guaranty as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Agent, and shall survive any termination of such other agreements until the Obligations have been indefeasibly paid in full and the commitments of the Banks to advance funds to the Borrower have been terminated.

Section 26.        Covenants Under Credit Agreement.  Without limiting any other term or provision of this Guaranty or any of the Borrower’s obligations under the Credit Agreement, (a) all of the terms and provisions of the Credit Agreement that are applicable to or refer to the Parent (the “Subject Provisions”) of the Credit Agreement are hereby incorporated by reference into this Guaranty, and (b) the Guarantor shall fully and timely perform all covenants applicable to or referring to the Guarantor under the Subject Provisions.

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Section 27.        Equity Contributions.  Without limiting the generality of Section 27 hereof, within 5 Business Days after the receipt by the Guarantor of Net Cash Proceeds (as defined in the Credit Agreement) from any Prepayment Event (as defined in the Credit Agreement), the Parent will contribute such proceeds to the Borrower for purposes of enabling the Borrower to make the mandatory prepayments required under Section 2.7(b)(i) of the Credit Agreement.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

LECG CORPORATION

By  _______________________

Title ______________________

Address:

2000 Powell Street, Suite 600
Emeryville, CA  94608

Attention: John C. Burke

with a copy to:

LECG

33 West Monroe Street, Suite 1850

Chicago, IL  60603

Attention:  Marvin A. Tenenbaum, General Counsel

Address for Agent:

U.S. Bank National Association

800 Nicollet Mall - - BC-MN-H03Q
Minneapolis, Minnesota 55402

Attention: Robert Rosati

S-1

[Signature Page to LECG Corporation Guaranty]